Exhibit 10.2

FIRST AMENDMENT
TO
GENERAL GROWTH PROPERTIES, INC.
2010 EQUITY INCENTIVE PLAN

A.                                    Pursuant to the authority reserved in Section 13.2 of the General Growth Properties, Inc. 2010 Equity Incentive Plan (the “Plan”), the Compensation Committee hereby amends the Plan as follows:

1.                                      Article 2 of the Plan is hereby amended by adding the following Sections 2.39 and 2.40 at the end of Section 2.38:

“2.39                  ‘Operating Partnership’ means GGP Limited Partnership.

2.40                        ‘Unit’ means a ‘profit interest unit’ that represents the right to receive profits and appreciation earned by, or which inure to, the Operating Partnership after the date of issuance of such Unit.”

2.                                      Article 9 of the Plan is hereby amended by deleting said Article in its entirety and substituting the following in lieu thereof:

“Article 9.                                      Other Stock-Based Awards

The Committee, in its sole discretion, may grant Awards of Shares, Units and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares (the ‘Other Stock-Based Awards’), including without limitation, restricted stock units and other phantom awards.  To the extent that any Other Stock-Based Awards involve Units, the Committee shall cause the Operating Partnership to issue Units pursuant to the terms and provisions of the Plan.  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the

Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares or Units to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).  A Participant who receives a grant of Other Stock-Based Awards in the form of Units shall be entitled to only such rights as are afforded to him under the partnership agreement of the Operating Partnership.”

B.                                    Except as so amended, the Plan is in all other respects hereby confirmed.